Exhibit 99.1

IPG PHOTONICS ANNOUNCES FOURTH QUARTER 2024 FINANCIAL RESULTS
Delivered Revenue At the High End of the Guidance
Improved Gross Margin and Generated Strong Cash Flow From Operations
MARLBOROUGH, Mass. – February 11, 2025 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the fourth quarter ended December 31, 2024.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In millions, except per share data and percentages)	2024	2023	Change	2024	2023	Change
Revenue	$234.3	$298.9	(22)%	$977.1	$1,287.4	(24)%
Gross margin	38.6%	38.2%		34.6%	42.1%
Operating income (loss)	$14.0	$28.8	(51)%	$(208.3)	$232.0	NM
Operating margin	6.0%	9.6%		(21.3)%	18.0%
Net income (loss) attributable to IPG Photonics Corporation	$7.8	$41.4	(81)%	$(181.5)	$218.9	NM
Earnings (loss) per diluted share	$0.18	$0.89	(80)%	$(4.09)	$4.63	NM

NM - not meaningful.
Management Comments
“Our revenue was at the high end of our guidance, and we delivered strong cash flow from operations despite challenging demand,” said Dr. Mark Gitin, IPG Photonics’ Chief Executive Officer. "In this environment, we are focused on managing our costs, investing in strategic growth initiatives and strengthening our execution. We believe these efforts will help IPG differentiate and win in emerging laser applications, delivering sustainable and profitable growth over the long term."
Financial Highlights
Fourth quarter revenue of $234 million decreased 22% year over year due to lower sales in materials processing and medical applications, partially offset by growth in advanced applications. Changes in foreign exchange rates reduced revenue growth by approximately $2 million or 1%. Materials processing sales accounted for 85% of total revenue and decreased 24% year over year, primarily as a result of lower sales in welding and cutting applications, partially offset by higher revenue in additive manufacturing and micro-machining applications. Other applications sales decreased 6% year over year due to lower revenue in medical applications partially offset by higher sales in advanced applications. Emerging growth products sales accounted for 48% of total revenue, increasing from 45% in the prior quarter. By region, sales decreased 31% in North America, 22% in China, 22% in Europe and increased 15% in Japan on a year-over-year basis.
Gross margin of 38.6% increased 40 basis points year over year driven by lower product costs, lower tariffs and shipping costs as well as more stable inventory provisions, but was negatively impacted by reduced absorption of manufacturing expenses. Earnings per diluted share (EPS) of $0.18 decreased 80% in the fourth quarter. Foreign exchange transaction gains increased operating income by $1 million and had an immaterial impact on earnings per share. The effective tax rate was 64% due to unusual tax items which totaled $3.4 million and reduced EPS by $0.08 in the quarter. During the fourth quarter, IPG generated $74 million in cash from operations and spent $23 million on capital expenditures and $57 million on share repurchases.

Exhibit 99.1
Business Outlook and Financial Guidance
Total backlog was $636 million and consisted of $371 million of orders with firm shipment dates and $265 million of frame agreements. Total backlog decreased by 8%, driven by an 8% decrease in orders with firm shipment dates and a 9% decrease in frame agreements.
“Global industrial demand remains subdued so far in early 2025, which was reflected in our book-to-bill ratio of slightly below one for the fourth quarter. However, with our leading product portfolio, expertise across laser solutions, and strong balance sheet, we believe that we will be well-positioned when the market rebounds. We are navigating through this environment by focusing on execution, managing costs and redeploying the savings to fund strategic investments in long-term growth opportunities, which we expect to show results in 2026 and beyond,” concluded Dr. Gitin.
For the first quarter of 2025, IPG expects revenue of $210 million to $240 million, gross margin between 36% and 39%, and operating expenses of $82 million to $84 million. The Company expects the first quarter tax rate to be approximately 28%, excluding discrete items. IPG anticipates delivering adjusted earnings per diluted share in the range of $0.05 to $0.35 and adjusted EBITDA in the range of $19 million to $35 million.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, trade policy changes and trade restrictions, product demand, order cancellations and delays, competition, tariffs, currency fluctuations and general economic conditions. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports filed with the SEC, and assumes exchange rates relative to the U.S. dollar of euro 0.96, Japanese yen 157 and Chinese yuan 7.19, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Financial Data Workbook and Fourth Quarter 2024 Earnings Call Presentation available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, February 11, 2025 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
Eugene Fedotoff
Senior Director, Investor Relations
IPG Photonics Corporation
508-597-4713
efedotoff@ipgphotonics.com
About IPG Photonics Corporation
IPG Photonics Corporation is the leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications. The Company’s mission is to develop innovative laser solutions making the world a better place. IPG accomplishes this mission by delivering superior performance, reliability and usability at a lower total cost of ownership compared with other types of lasers and non-laser tools, allowing end users to increase productivity and decrease costs. IPG is headquartered in Marlborough, Massachusetts and has more than 30 facilities worldwide. For more information, visit www.ipgphotonics.com.

Exhibit 99.1
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including those statements related to managing our costs effectively, investing in strategic growth initiatives and strengthening our execution, helping IPG to differentiate and win in emerging laser applications, delivering sustainable and profitable growth over the long term, being well-positioned for a market recovery, focusing on execution, managing costs and redeploying the savings to fund strategic investments, expectation to show results in 2026 and beyond, and statements related to revenue, gross margin and operating expenses outlook, tax rate, earnings, adjusted earnings per share and adjusted EBITDA guidance, and the impact of the U.S. dollar on our guidance for first quarter of 2025. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; inability to manage risks associated with international customers and operations; changes in trade controls and trade policies; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 21, 2024) and IPG's reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Adjusted Financial Information
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”) and are provided as supplemental information to enhance understanding of the company’s financial performance. These measures should not be considered as a substitute for, or superior to, GAAP financial measures.
We have not provided a quantitative reconciliation of forward-looking Non-GAAP net earnings per diluted share and Adjusted EBITDA to their most directly comparable GAAP financial measures because we are unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, the amortization of acquired intangible assets of $2.5 million excluded from the calculation of adjusted EPS, stock based compensation of $11.0 million excluded from the calculation of adjusted EBITDA and the income tax effect of these items.

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(In thousands, except per share data)
Net sales	$234,337	$298,893	$977,134	$1,287,439
Cost of sales	143,993	184,726	638,979	745,741
Gross profit	90,344	114,167	338,155	541,698
Operating expenses:
Sales and marketing	21,864	22,161	89,582	85,679
Research and development	25,738	27,714	109,783	98,704
General and administrative	28,893	35,003	124,313	125,749
Net loss from divestiture and sale of assets	—	—	190,201	—
Impairment of long-lived assets	440	—	27,006	1,237
Restructuring charges (recoveries), net	—	69	—	(288)
(Gain) loss on foreign exchange	(543)	442	5,524	(1,356)
Total operating expenses	76,392	85,389	546,409	309,725
Operating income (loss)	13,952	28,778	(208,254)	231,973
Other income, net:
Interest income, net	7,409	13,369	45,467	41,735
Other income, net	651	6	899	1,167
Total other income	8,060	13,375	46,366	42,902
Income (loss) before provision for income taxes	22,012	42,153	(161,888)	274,875
Provision for income taxes	14,197	725	19,638	55,997
Net income (loss) attributable to IPG Photonics Corporation	$7,815	$41,428	$(181,526)	$218,878
Net income (loss) attributable to IPG Photonics Corporation per share:
Basic	$0.18	$0.89	$(4.09)	$4.64
Diluted	$0.18	$0.89	$(4.09)	$4.63
Weighted average common shares outstanding:
Basic	42,652	46,533	44,336	47,154
Diluted	42,781	46,656	44,336	47,320

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	December 31,
	2024	2023
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$620,040	$514,674
Short-term investments	310,152	662,807
Accounts receivable, net	171,131	219,053
Inventories	284,780	453,874
Prepaid income taxes	17,592	26,038
Prepaid expenses and other current assets	27,300	38,208
Total current assets	1,430,995	1,914,654
Deferred income taxes, net	115,031	88,788
Goodwill	67,241	38,540
Intangible assets, net	55,376	26,234
Property, plant and equipment, net	588,375	602,257
Other assets	32,246	28,425
Total assets	$2,289,264	$2,698,898
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$35,385	$28,618
Accrued expenses and other current liabilities	152,048	181,350
Income taxes payable	17,586	4,893
Total current liabilities	205,019	214,861
Other long-term liabilities and deferred income taxes	59,774	68,652
Total liabilities	264,793	283,513
Commitments and contingencies
IPG Photonics Corporation equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 56,632,974 and 42,548,561 shares issued and outstanding, respectively, at December 31, 2024; 56,317,438 and 46,320,671 shares issued and outstanding, respectively, at December 31, 2023.	6	6
Treasury stock, at cost, 14,084,413 and 9,996,767 shares held at December 31, 2024 and December 31, 2023, respectively.	(1,505,321)	(1,161,505)
Additional paid-in capital	1,035,285	994,020
Retained earnings	2,613,868	2,795,394
Accumulated other comprehensive loss	(119,367)	(212,530)
Total IPG Photonics Corporation stockholders' equity	2,024,471	2,415,385
Total liabilities and equity	$2,289,264	$2,698,898

Exhibit 99.1
IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Twelve Months Ended December 31,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(181,526)	$218,878
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	61,443	69,621
Impairment of long-lived assets and restructuring (recoveries), net	27,006	(486)
Provisions for inventory, warranty & bad debt	90,377	61,058
Net loss from divestiture and sale of assets	190,201	—
Other	(1,124)	1,471
Changes in assets and liabilities that provided (used) cash, net of acquisitions:
Accounts receivable and accounts payable	45,301	(26,714)
Inventories	47,725	1,823
Other	(31,507)	(29,665)
Net cash provided by operating activities	247,896	295,986
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(98,524)	(110,483)
Proceeds from sales of property, plant and equipment	28,578	31,241
Purchases of short-term investments	(713,151)	(1,232,863)
Proceeds from short-term investments	1,083,464	1,073,993
Acquisitions of businesses, net of cash acquired	(66,738)	—
Net cash outflow from divestiture	(25,324)	—
Other	427	558
Net cash provided by (used in) investing activities	208,732	(237,554)
Cash flows from financing activities:
Principal payments on long-term borrowings	—	(16,031)
Proceeds from issuance of common stock under employee stock option and purchase plans less payments for taxes related to net share settlement of equity awards	4,195	3,147
Purchase of treasury stock, at cost	(343,816)	(223,496)
Net cash used in financing activities	(339,621)	(236,380)
Effect of changes in exchange rates on cash and cash equivalents	(11,641)	(5,587)
Net increase (decrease) in cash and cash equivalents	105,366	(183,535)
Cash and cash equivalents — Beginning of period	514,674	698,209
Cash and cash equivalents — End of period	$620,040	$514,674
Supplemental disclosures of cash flow information:
Cash paid for interest	$277	$1,284
Cash paid for income taxes	$40,632	$62,916

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF AMORTIZATION OF INTANGIBLE ASSETS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(In thousands)
Amortization of intangible assets:
Cost of sales	$631	$550	$2,000	$2,242
Sales and marketing	1,122	1,283	3,933	5,653
Total amortization of intangible assets	$1,753	$1,833	$5,933	$7,895

Exhibit 99.1
IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(In thousands)
Cost of sales	$2,215	$1,265	$8,687	$7,929
Sales and marketing	1,289	1,376	5,941	5,421
Research and development	2,191	3,225	10,239	9,396
General and administrative	2,025	6,276	12,283	16,858
Total stock-based compensation	7,720	12,142	37,150	39,604
Tax effect of stock-based compensation	(1,687)	(2,644)	(8,191)	(8,660)
Net stock-based compensation	$6,033	$9,498	$28,959	$30,944

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(In thousands)
Excess tax (detriment) benefit on stock-based compensation	$(419)	$(94)	$(4,532)	$(1,835)